EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FCCC, INC. IN NEGOTIATIONS

NORWALK, CONNECTICUT, APRIL 28, 2004 - FCCC, Inc. (OTCBB: FCIC) (formerly The First Connecticut Capital Corporation) has noted an increase in the market price and number of shares traded of its common stock during the last two days. The Company is currently in discussions with a group of private investors concerning a material transaction involving the Company. No definitive agreement has been reached with respect to these discussions and there is no assurance that one will be reached or that, if a definitive agreement were reached, a transaction would be consummated.

For more information contact:

Mr. Martin Cohen, Chairman, at (212) 744-8537 or Mr. Bernard Zimmerman, President and CEO, at (203) 855-7700.

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This press-release contains forward-looking statements within the meaning of, and made pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or events or timing of events to be different. FCCC, Inc. refers interested parties to its SEC filings for a complete discussion about the Company.